EXHIBIT 3.2

CERTIFICATE OF INCORPORATION

OF

INBEV WORLDWIDE INC.

InBev Worldwide S.à r.l., a “société a responsabilité limitée” formed on July 9, 2008 and existing under the laws of Luxembourg, is being domesticated as a corporation in the State of Delaware in accordance with the provisions of Section 388 of the Delaware General Corporation Law. This Certificate of Incorporation (“Certificate”) has been approved in the manner provided for by the documents governing the internal affairs of InBev Worldwide S.à r.l. and the conduct of its business and by applicable law governing InBev Worldwide S.à r.l.

FIRST. The name of the corporation is InBev Worldwide Inc. (the “Corporation”).

SECOND. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH. The total number of shares which the Corporation shall have authority to issue is 2,620,000,033 shares of Common Stock, and the par value of each of such shares is $1.00.

FIFTH. The Board of Directors of the Corporation shall have the power, without the assent or vote of the stockholders, to make by-laws for the Corporation, and to amend, alter or repeal the same.

SIXTH. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the statutes of the State of Delaware and this Certificate of Incorporation, and all rights herein conferred on officers, directors and stockholders are expressly to this reservation.

SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

EIGHTH. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the by-laws of the Corporation.

NINTH. Any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

TENTH. The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Article TENTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

ELEVENTH. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the law. The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing for indemnification to the fullest extent permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification.

IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this 19th day of November, 2008.

By:	/s/ Dean E. Kotwal
Name:	Dean E. Kotwal
Title:	Incorporator

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE

OF

INBEV WORLDWIDE INC.

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF

DELAWARE ON NOVEMBER 20, 2008

InBev Worldwide Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. The name of the corporation is InBev Worldwide Inc.

2. That a Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 19, 2008 (the “Certificate of Incorporation”) and that the Certificate of Incorporation requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

3. The inaccuracy of said Certificate of Incorporation to be corrected is that Article FOURTH used the number “2,620,000,033” as the total number of shares which InBev Worldwide Inc. is authorized to issue instead of “2,651,921,108”.

4. Article FOURTH of the Certificate of Merger is hereby corrected to read as follows:

“FOURTH. The total number of shares which the Corporation shall have authority to issue is 2,651,921,108 shares of Common Stock, and the par value of each of such shares is $1.00.”

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, being duly authorized to sign this Certificate on behalf of the Corporation, have made and signed this Certificate on this 20th day of November 2008.

INBEV WORLDWIDE INC.

By:	/s/ Jean-Louis Van de Perre
	Name:	Jean-Louis Van de Perre
	Title:	Vice-President and Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INBEV WORLDWIDE INC.

InBev Worldwide Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation, as set forth in the certificate of incorporation filed with the Secretary of State of the State of Delaware is InBev Worldwide Inc.

SECOND: The Corporation’s certificate of incorporation was filed on November 19, 2008.

THIRD: The Board of Directors of the Corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article FIRST of the certificate of incorporation of the Corporation to change the name of the Corporation. Said Article is hereby amended to read as follows:

“FIRST. The name of the corporation is Anheuser-Busch InBev Worldwide Inc. (the “Corporation”).”

FOURTH: The Board of Directors of the Corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article FOURTH of the certificate of incorporation of the Corporation to decrease the total number of shares that the Corporation shall have authority to issue from 2,651,921,108 shares of Common Stock of the par value of $1.00 per share to 3,000 shares of Common Stock of the par value of $1.00 per share. Said Article is hereby amended to read as follows:

“FOURTH. The total number of shares which the Corporation shall have authority to issue is 3,000 shares of Common Stock, and the par value of each of such shares is $1.00.”

and an additional paragraph shall be added to the text at the end of Article FOURTH that shall read as follows:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of the certificate of amendment to the Corporation’s Certificate of Incorporation, each of the issued and outstanding shares of Common Stock of the par value of $1.00 per share shall be changed and reclassified into 0.000001 shares of Common Stock of the par value of $1.00 per share, without any further action by the Corporation or the holder thereof.”

FIFTH. In lieu of a vote of stockholders, written consent to the foregoing amendments has been given by the holder of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and such amendments have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[the next page is the signature page]

IN WITNESS WHEREOF, InBev Worldwide Inc. has caused this certificate to be signed by Jean-Louis Van De Perre, its director, on the 20th day of November, 2008.

By	/s/ Jean-Louis Van De Perre
	Name:	Jean-Louis Van De Perre
	Title:	Director